                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                               August 14, 1997
                             ------------------
                               Date of Report
                       (Date of Earliest Event Reported)


                            INFOCURE CORPORATION
             ----------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


           Delaware                   001-12799                58-2271614
----------------------------    ------------------------  ---------------------
(State of Other Jurisdiction    (Commission File Number)      (IRS Employee
        of Incorporation)                                 Identification Number)


            2970 Clairmont Road, Suite 950, Atlanta, Georgia 30329
           --------------------------------------------------------
                   (Address of Principal Executive Offices)


                                (404) 633-0046
                        ------------------------------
                        (Registrant's Telephone Number
                             Including Area Code)
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Item 5. Other Events.
        ------------

        The Registrant issued the following press release on August 14, 1997:

        "InfoCure Corporation (AMEX: INC) announced today that it has reached an agreement in principle to acquire Commercial Computers, Inc. for a combination of cash and stock. Commercial Computers, Inc. is headquartered in Miami, Florida and markets Unix and Windows based practice management systems to mid-size medical practices and clinics."


        "The synergy with InfoCure is a benefit to both our customers and employees. As InfoCure, our customers will receive access to a stream of new technologies and our employees will have the growth potential within a larger organization," said Harvey Willensky, President and founder of Commercial Computers, Inc. Jim Price, Executive Vice President of InfoCure stated that, "With over 200 practices and clinics in south Florida, this acquisition enhances InfoCure"s strategy of continued expansion into important healthcare markets."

        Mr. Price also stated that InfoCure's previously reported agreement in principle with SoftEasy Software, Inc. is proceeding toward consummation. SoftEasy, based in Conshohocken, Pennsylvania, is the country's second largest provider of practice management software for podiatrists behind InfoCure's DR Software subsidiary, the market leader. Both the Commercial Computer and SoftEasy acquisitions are expected to close by September 30, 1997. Commercial Computers and SoftEasy had revenues of $1.7 million and $1.0 million, respectively during fiscal 1996. Commercial Computers and SoftEasy provide practice management systems for over 1,500 individual healthcare providers.

        Each acquisition is subject to the negotiation and execution of a definitive agreement and financing acceptable to InfoCure.

        InfoCure Corporation develops, markets and supports practice management software products and related services for healthcare practices of varying size and specialty, including multi-provider Management Service Organizations (MSOs), Independent Physician Alliances (IPAs) and solo practitioners. InfoCure has an installed customer base of approximately 17,000 healthcare providers which practice at over 6,000 client sites".

                                  SIGNATURES
                                  ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                INFOCURE CORPORATION


                                By:     /s/ Frederick L. Fine
                                       -----------------------------
                                        Frederick L. Fine, President

Date:   August 27, 1997